YUM! BRANDS NEARS CONCLUSION OF STRATEGIC REVIEW;
APPOINTS KEITH A. MEISTER TO THE BOARD OF DIRECTORS;
UPDATES OUTLOOK FOR 2015

LOUISVILLE, KY (October 15, 2015) – Yum! Brands, Inc. (NYSE: YUM) announced today it is nearing conclusion of its strategic review, the appointment of Keith A. Meister to its Board of Directors, and updated its outlook for 2015.

The Company said its Board and management are close to concluding their thorough review of strategic options, including those related to the Company's structure, and intend to communicate the outcome shortly.

"This has been a comprehensive, year-long process, working with our financial and legal advisors, and we are near its conclusion," said Greg Creed, Chief Executive Officer of Yum! Brands.

David Novak, Executive Chairman, Yum! Brands, said: "We are pleased to welcome to the Board one of our largest shareholders, Keith Meister, whose deep financial expertise will be invaluable to us as we conclude our disciplined review of our strategy and structure. The Yum! Board comprises a group of active and engaged directors, and we look forward to benefitting from Keith's vast experience and his input prior to the conclusion of our review."

Mr. Meister is Founder and Managing Partner of investment fund Corvex Management LP. Corvex Management is one of Yum! Brands' largest shareholders, holding nearly 5% of YUM's common stock. His appointment is effective Friday, October 16, 2015.

Mr. Meister said, "We have had a constructive dialogue with the Board and management over the last several months. This is a company with multiple avenues for unlocking significant long-term value, and I look forward to working with the Board and management to expeditiously finalize a plan that we believe can deliver that value to shareholders."

With the election of Mr. Meister, the Yum! Brands Board of Directors expands to 14 members. Mr. Meister will be included in the Company's slate of nominees for election to the Board at the 2016 Annual Meeting of Shareholders.

UPDATED GUIDANCE

The Company also provided an updated outlook for full-year earnings per share and China Division same-store sales in its Form 10-Q filed today. As part of the filing, the Company said:

Sales in China continue to be difficult to forecast due to ongoing volatility. Given that, we now estimate that China Division same-store sales for the fourth quarter could range from 0% to 4%, with positive same-store sales growth at KFC and negative same-store sales at Pizza Hut Casual Dining. For the full year, China Division same-store sales are expected to be low-single-digit negative, and China Division operating profit is expected to be about flat to prior year, excluding the impact of foreign exchange.

Compared to our outlook as of our second-quarter earnings release, we now expect incremental foreign exchange headwinds to negatively impact our full-year EPS growth rate by one to two percentage points. Combining this with the revised China sales trends outlined above, we now expect our EPS growth, prior to Special Items, to range from about flat to low-single-digit positive for the full year.

To provide our investors greater visibility to sales trends in China, beginning with October and through the end of the year, we will report monthly same-store sales. We will release estimated October same-store sales for our China Division on November 12, 2015, after market hours.

For further details, see the Company's 10-Q filed today, www.yum.com/investors.

KEITH A. MEISTER

Mr. Meister has been Managing Partner of Corvex Management LP since December 2010. Prior to founding Corvex, Mr. Meister served from 2002 to 2010 in a range of leadership roles within the organization headed by Carl C. Icahn, including as Chief Executive Officer and Vice Chairman of the general partner of Icahn Enterprises LP (NYSE: IEP). Mr. Meister has previously served as a director of numerous other companies including: Williams Companies, Motorola Mobility, Motorola, Inc., XO Holdings, Federal Mogul, American Railcar Industries, The ADT Corporation and Ralcorp Holdings, Inc.

ABOUT YUM! BRANDS

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

This announcement does, and any related announcements may, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: the outcome of our on-going review of strategic options, including those related to the Company's structure, and uncertainties that may delay or negatively impact such review or our ability to realize anticipated benefits of such review, the results thereof or announcements related thereto; food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located, including continued challenges in forecasting sales in China; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; changes in economic and political conditions in the other countries outside the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions "Risk Factors" and "Forward-Looking Statements" in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Analysts are invited to contact:

Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact:

Virginia Ferguson, Director Public Relations, at 502/874-8200